UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2014

Colorado Income Holdings, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

333-190083	46-2856085
(Commission File Number)	(IRS Employer Identification No.)

7899 South Lincoln Court, Suite 205
Littleton, CO 80122
(Address of Principal Executive Offices)

303-539-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

Colorado Income Holdings, Inc. (“CIH”) accepted the resignation of W. Michael Bissonnette as Executive Vice President and Director of CIH on January 24, 2014. The resignation was the result of a compromise and there were no disputes between Mr. Bissonnette and CIH. Under the resignation agreement dated January 24, 2014 (the “Agreement”), Mr. Bissonnette and CIH agreed to nullify all existing agreements between the parties and discharge any obligations or liabilities related to the Agreement. Mr. Bissonnette’s resignation is effective immediately.

SIGNATURE
In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Colorado Income Holdings, Inc.

January 26, 2014	By:	/s/Michael Bonn
Michael Bonn
Chief Executive Officer